PROMISSORY NOTE

$1,000,000.00	February 7th 2017

1. FOR VALUE RECEIVED, KRIEGER ENTERPRISES, LLC (the “Borrower”), hereby promises to pay to the order of ASPIRITY FINANCIAL, LLC (the “Lender”), the principal sum of One Million and 00/100 Dollars ($1,000,000.00), or so much thereof as may be advanced by the Lender to or for the benefit of the Borrower pursuant to that certain Loan Agreement of even date herewith (the “Loan Agreement”), by and between the Borrower and the Lender, and which remains unpaid, in lawful money of the United States and immediately available funds, together with interest on the outstanding balance accruing at a fixed rate of eight and no/100 percent (8.00%).

2. The full amount of principal plus accrued interest hereon shall be due and payable on the earlier of: (i) within three (3) days of the Lender’s written demand, which demand may be made at any time Lender’s cash position as determined by Lender in good faith is less than One Hundred Thousand and 00/100 Dollars ($100,000) or (ii) March 30, 2017. Any demand by Lender for payment hereunder prior to March 30, 2017 may in Lender’s sole discretion be a demand for partial payment. Lender agrees to provide notice to Borrower when Lender’s cash position is less than Two Hundred Thousand and 00/100 Dollars ($200,000).

3. Interest hereunder shall be calculated on the basis of a year of three hundred sixty (360) days, but charged on the basis of the actual number of days’ principal is unpaid.

4. The outstanding principal balance of this Note may be prepaid in whole or in part at any time without premium or penalty.

5. If any installment of principal or interest on this Note is not paid within ten (10) days of the due date thereof, the Borrower shall pay to the Lender a late charge equal to five percent (5.00%) of the amount of such installment, which shall be in addition to any other amount due hereunder.

6. Notwithstanding anything to the contrary contained herein, at all times after an Event of Default (as defined in the Loan Agreement) has occurred and is continuing, interest shall accrue on amounts outstanding hereunder at a rate equal to five percent (5.00%) per annum in excess of the rate otherwise payable hereunder.

7. All payments and prepayments shall, at the option of the Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest on this Note and the remainder thereof to principal.

8. Notwithstanding anything to the contrary contained herein, if the rate of interest, late payment fee or any other charges or fees due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate, fees and/or charges shall be reduced to the maximum amount permissible under applicable Minnesota law.

9. This Note is issued pursuant to the terms and provisions of the Loan Agreement and is guaranteed by the Guarantor pursuant to the Guaranty, and the Lender is entitled to all of the benefits provided for in said Guaranty.

10. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

11. Upon the occurrence of an Event of Default and at any time thereafter, the outstanding principal balance hereof plus accrued interest hereon plus all other amounts due hereunder shall, at the option of the Lender, be immediately due and payable, without notice of demand.

12. Upon the occurrence of an Event of Default and at any time thereafter, the Lender shall, at its option, have the right to set off any and all amounts due hereunder by the Borrower to the Lender against any indebtedness or obligation of the Lender to the Borrower.

13. Upon the occurrence of an Event of Default and at any time thereafter, the Borrower promises to pay all costs of collection of this Note, including but not limited to reasonable attorneys’ fees, paid or incurred by the Lender on account of such collection, whether or not suit is filed with respect thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

14. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

15. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the choice of law provisions thereof.

16. The Borrower hereby irrevocably submits to the jurisdiction of any Minnesota state court or federal court over any action or proceeding arising out of or relating to this Note, the Loan Agreement, and any instrument, agreement or document related thereto, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Paragraph shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction to the extent permitted by law.

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BORROWER:

KRIEGER ENTERPRISES, LLC

By:	/S/ Timothy S. Krieger
Name:	Timothy S. Krieger
Its:	President/CEO

[SIGNATURE PAGE TO PROMISSORY NOTE DATED FEBRUARY __, 2017]